UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2020

ZOSANO PHARMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36570	45-4488360
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

34790 Ardentech Court

Fremont, CA 94555

(Address of principal executive offices) (Zip Code)

(510) 745-1200

(Registrant’s telephone number, include area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	ZSAN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02. Results of Operations and Financial Condition.

On February 11, 2020, Zosano Pharma Corporation (the “Company”) intends to disclose certain preliminary financial information. Such preliminary financial information is set forth below.

Certain Preliminary Financial Information

As of January 31, 2020, the Company had approximately $4.9 million in cash and cash equivalents, and had 24,839,168 shares of common stock outstanding. As of December 31, 2019, the Company had approximately $6.3 million in cash and cash equivalents, and had 23,503,214 shares of common stock outstanding. During the three month period ended December 31, 2019, the Company drew down the remaining available balance of $1.6 million under its line of credit with Trinity Capital Fund III, L.P. For the three month period ended December 31, 2019, the Company issued approximately 3,091,377 shares and received approximately $4.6 million in gross proceeds under the Company’s at-the-market offering program with BTIG LLC and issued 2,181,034 shares of common stock and received approximately $3.2 million, before expenses, in proceeds from its registered direct offering. During the period from January 1, 2020 through the date of this Current Report on Form 8-K, the Company issued approximately 2,151,346 shares and received approximately $2.8 million in gross proceeds under the Company’s at-the-market offering program. As of the date of this Current Report on Form 8-K, the Company has approximately $6.6 million remaining available for sale under its at-the-market offering program.

The above information is preliminary and subject to completion, including the completion of customary financial statement closing and review procedures for the year ended December 31, 2019 and the quarter ended March 31, 2020. As a result, the preliminary results set forth above reflect the Company’s preliminary estimates with respect to such information, based on information currently available to management, and may vary from the Company’s actual financial results as of and for the year ended December 31, 2019 and the month ended January 31, 2020. Further, these preliminary estimates are not a comprehensive statement or estimate of the Company’s financial results or financial condition as of and for the year ended December 31, 2019 and the month ended January 31, 2020. The preliminary financial information included herein has been prepared by, and is the responsibility of, management. Deloitte & Touche LLP has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial information. Accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto. These estimates should not be viewed as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States and they are not necessarily indicative of the results to be achieved in any future period. Accordingly, you should not draw any conclusions based on the foregoing estimates and should not place undue reliance on these preliminary estimates. The Company assumes no duty to update these preliminary estimates except as required by law.

The information in Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2020	ZOSANO PHARMA CORPORATION

	By:	/s/ Christine Matthews
Name: Christine Matthews
Title: Interim Chief Financial Officer